SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        DELTA WOODSIDE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        DELTA WOODSIDE INDUSTRIES, INC.
                           100 AUGUSTA STREET (29601)
                              POST OFFICE BOX 6126
                        GREENVILLE, SOUTH CAROLINA 29606
                            TELEPHONE (864) 255-4122

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 6, 2003

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside"), will be held at the Union League Club, Mary Murray Room, 38 East 37th Street, New York, New York on Thursday, November 6, 2003, at 11:00 a.m., local time, for the following purposes:

     1. To elect six directors to serve until the next annual meeting of shareholders of Delta Woodside or until their successors have been duly elected and qualified;

     2.  To vote on a proposal to approve Delta Woodside's 2004 Stock Plan;

     3. To vote on the ratification of the appointment of KPMG LLP as independent auditors for Delta Woodside for fiscal year 2004; and

     4. To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors of Delta Woodside recommends that shareholders vote FOR the nominees for director listed in the Delta Woodside proxy statement enclosed with this notice, FOR approval of proposal number 2 above and FOR approval of proposal number 3 above.

         Delta Woodside has fixed the close of business on September 17, 2003 as the record date for the determination of the shareholders of Delta Woodside entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record of Delta Woodside at the close of business on September 17, 2003 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

         Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                        By Order of the Board of Directors,


                                        /s/ W. H. Hardman, Jr.
                                        W.H. Hardman, Jr.,
                                        Secretary


October 6, 2003

                         DELTA WOODSIDE INDUSTRIES, INC.
                           100 Augusta Street (29601)
                              Post Office Box 6126
                        Greenville, South Carolina 29606
                            Telephone (864) 255-4122

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 6, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Woodside Industries, Inc., a South Carolina corporation ("Delta Woodside" or the "Company"), to be voted at the 2003Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Union League Club, Mary Murray Room, 38 East 37th Street, New York, New York at 11:00 a.m. on Thursday, November 6, 2003. The approximate date of mailing this Proxy Statement and the accompanying proxy is Monday, October 6, 2003.

     Only shareholders of record at the close of business on September 17, 2003 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 5,892,952 shares of common stock, $.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

     Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Woodside Industries, Inc., Post Office Box 6126, Greenville, South Carolina 29606, Attention: W.H. Hardman, Jr., Secretary.

     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted. If a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted (1) FOR election to the Board of Directors of the nominees described herein, (2) FOR approval of the Company's 2004 Stock Plan and (3) FOR ratification of the appointment of KPMG LLP as independent auditors for the Company for fiscal year 2004, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock at September 17, 2003 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. Shareholders do not have any dissenters' rights or appraisal rights with respect to any matter described in this proxy statement. Abstentions or broker non-votes will count as shares present at the annual meeting in determining whether a quorum is present but will not count as votes cast for purposes of determining whether sufficient votes have been cast for the purpose of approving the 2004 Stock Plan. Abstentions and broker non-votes will otherwise have no effect on the matters to be voted on at the Annual Meeting.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The by-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders may be determined by the Board of Directors. The Board has determined that six Directors shall be elected at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. The Company is engaged in a search for additional directors and may appoint one or more additional members to the Board of Directors after the Annual Meeting if suitable candidates are located and agree to serve.

     The following six persons are nominees for election as Directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of whom are currently Directors of the Company. Except as otherwise noted below, the business address of each nominee is Delta Woodside Industries, Inc., 100 Augusta Street (zip code 29601), Post Office Box 6126, Greenville, South Carolina 29606. Each such person is a citizen of the United States. There are no family relationships among the Directors and the executive officers of the Company.

     Management of the Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW.


NAME AND AGE                                  PRINCIPAL OCCUPATION                    DIRECTOR SINCE (1)

William F. Garrett (62)                 President and Chief Executive Officer                1998
                                        of the Company (2)

J. Patrick Danahy (59)                  Business Consultant                                  2003
                                        Greensboro, North Carolina (3) (8) (9) (10)

C. C. Guy (70)                          Retired Businessman                                  1984
                                        Shelby, North Carolina (4) (8*)

Dr. Max Lennon (63)                     President of Education and Research                  1986
                                        Services  (5) (8) (9)(10*)(11*)

E. Erwin Maddrey, II (62)               President of Maddrey & Associates                    1984
                                        Greenville, South Carolina (6) (9) (11)

Buck A. Mickel (47)                     President and Chief Executive Officer                1984
                                        of RSI Holdings, Inc.
                                        Greenville, South Carolina (7) (9*)(11)

      (1) Includes service as a director of the Company's predecessor by merger, Delta Woodside Industries, Inc., a Delaware corporation ("Old Delta Woodside"), or any predecessor company to Old Delta Woodside.

     (2) William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J.
P. Stevens & Company, Inc. from 1984 until 1986, at which time the Delta Mills Marketing Company division was acquired by a predecessor of Old Delta Woodside. From 1986 until June 2000 he served as the President of Delta Mills Marketing Company, a division of a subsidiary of the Company. Mr. Garrett became President and Chief Executive Officer of the Company in June 2000. Mr. Garrett is also a director of Delta Apparel, Inc. ("Delta Apparel").

     (3) J. Patrick Danahy was employed by Cone Mills Corporation in several manufacturing and executive positions from 1971 until 1999, most recently as the President and Chief Executive Officer from 1991 to 1999. He was the President of Cone Finishing from 1981 until 1990. From 1971 until 1981, he held various general manager and staff positions in the manufacturing plants and corporate offices of Cone Mills. In 1999, he became a founder and Chairman of Blue Bolt network, a commercial interiors software company, until its sale in May 2002. He is currently an independent business consultant to startup ventures and companies seeking strategic financial, marketing and operations consulting services.

     (4) C. C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Since before the November 15, 1989 merger (which we refer to as the "RSI Merger") of Old Delta Woodside into RSI Corporation, a South Carolina corporation which changed its name to Delta Woodside Industries, Inc. and is now Delta Woodside, he has been a director of RSI Holdings, Inc., and from before the RSI Merger until January 1995 he also served as President of RSI Holdings, Inc. RSI Holdings, Inc. until 1992 was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products, until January 2000 was engaged in the consumer finance business and currently is engaged in the business of providing temporary labor primarily to manufacturing concerns in the Southeastern United States. Prior to November 15, 1989, RSI Holdings, Inc. was a subsidiary of RSI Corporation. Mr. Guy served from October 1979 until November 1989 as President, Treasurer and a director of RSI Corporation. Prior to the RSI Merger, RSI Corporation owned approximately 40% of the outstanding shares of common stock of Old Delta Woodside and, among other matters, was engaged in the office supply business, as well as the businesses of selling outdoor power equipment and turf care products. Mr. Guy also serves as a director of Delta Apparel.

     (5) Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He served as President of Mars Hill College from March 1996 until January 2002. He is currently the President of Education Research Consortium, a not for profit organization that financially supports projects that improve education and have the potential to improve the economy. He also serves as a director of Delta Apparel and Duke Power Company.

     (6) E. Erwin Maddrey, II was President and Chief Executive Officer of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until the RSI Merger and he served in these positions with Delta Woodside from the RSI Merger until June 2000. He is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. He also serves as a director of Delta Apparel, Kemet Corporation, Blue Cross Blue Shield of South Carolina, and Renfro Corporation.

     (7) Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989. Mr. Mickel also serves as a director of Delta Apparel.

     (8) Member of Audit Committee.

     (9) Member of Compensation Committee.

     (10) Member of Compensation Grants Committee.

     (11) Member of Corporate Governance Committee.

     * Denotes Committee Chairman.

     The Company's Directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Dr. James
F. Kane (71), a director of the Company or its predecessors since 1986, is retiring at the Annual Meeting and will not stand for reelection.

     The Board of Directors of the Company met physically or by telephone six times during the fiscal year ended June 28, 2003. The Compensation Committee and the Compensation Grants Committee of the Company each met four times, the Audit Committee of the Company met five times and the Corporate Governance Committee met one time during fiscal 2003. Each Director attended or participated in at least 75 percent of the meetings of the Board and of any committee of which he was a member.

     The Audit Committee reviews the Company's annual financial statements and any reports or other financial information submitted to any governmental body or the public, makes recommendations to the Board regarding the selection of the Company's independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the fee payable to the independent accountants, reviews the audit results, reviews the integrity of the Company's internal and external financial reporting process, establishes and maintains a code of ethical conduct for the Company's management and performs other functions set forth in its charter, a copy of which is set forth in Appendix A to this Proxy Statement.

     The Compensation Committee reviews and submits to the Board of Directors suggested executive officers' salaries and bonuses. The Compensation Grants Committee grants awards under the Company's stock compensation plans and is expected to administer and grant awards under the Company's 2004 Stock Plan subject to shareholder approval of the plan as contemplated in Item 2 below.

     The Corporate Governance Committee identifies, interviews and recommends to the Board candidates for election to the Board. The Corporate Governance Committee also reviews and reports to the Board as to various corporate governance matters. The Corporate Governance Committee will consider director nominees recommended by holders of the Company's common stock. Pursuant to the Company's bylaws, shareholder nominations must be in writing and must be received by the Company at its principal executive offices no later than (i) 120 days prior to the first anniversary of the last annual meeting if the election is to take place at an annual meeting of shareholders or (ii) the close of business on the tenth day after notice of the meeting is first given to shareholders if the election is to take place at a special meeting of the shareholders. The written nomination must include (a) the name and address of the nominating shareholder and the name(s) and address(es) of his nominee(s),
(b) the class and number of shares held by the nominator as of the record date of the meeting and as of the date of the notice, the name in which these shares are registered and a representation that the nominator intends to appear in person or by proxy at the meting to nominate his nominees, (c) a description of all arrangements between the nominator, his nominee(s) and any other person relating to the nomination, (d) the same information about the nominee(s) that the Company would be required to include in a proxy statement under the Securities and Exchange Commission's proxy rules if the Company were making the nomination, (e) the written consent of each nominee to serve as a director of the Company and (f) any other information the Company may reasonably request. Shareholders must also comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder in making director nominations. Copies of the Company's bylaws may be obtained by writing or calling the Company at 100 Augusta Street (29601), Post Office Box 6126, Greenville, South Carolina 29606, Telephone (864) 255-4122, attention: William H. Hardman, Jr., Secretary.


                    STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of September 17, 2003, regarding the beneficial ownership of the Company's common stock by (i) persons beneficially owning more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under "Management Compensation", and (iv) all current directors and executive officers as a group. Unless otherwise stated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                                 SHARES
                                                              BENEFICIALLY
BENEFICIAL OWNER                                                 OWNED                          PERCENTAGE

Towle & Co. (1)                                                 694,765                             11.8%
12855 Flushing Meadow Drive
St. Louis, MO 63131

Franklin Resources, Inc. (2)                                    560,000                               9.5%
Franklin Advisory Services, LLC.
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA  94403

Berno Gambal & Barbee, Inc. (3)                                 535,024                               9.1%
William S. Berno
Paul Gambal
Scott L. Barbee
1100 North Glebe Road, Suite 1040
Arlington, VA  22201

Dimensional Fund Advisors Inc. (4)                              429,905                               7.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

E. Erwin Maddrey, II (5)                                        871,924                              14.8%
233 North Main Street, Suite 200
Greenville, SC  29601

Bettis C. Rainsford (6)                                         679,484                              11.5%
108-1/2 Courthouse Square
Post Office Box 388
Edgefield, SC  29824

Buck A. Mickel (7) (8)                                          402,287                               6.8%
Post Office Box 6721
Greenville, SC  29606

Micco Corporation (8)                                           310,158                               5.3%
Post Office Box 795
Greenville, SC  29602

Minor H. Mickel (8) (9)                                         394,512                               6.7%
415 Crescent Avenue
Greenville, SC  29605

Minor M. Shaw (8) (10)                                          375,971                               6.4%
Post Office Box 795
Greenville, SC  29602

Charles C. Mickel (8) (11)                                      374,234                               6.4%
Post Office Box 6721
Greenville, SC  29606

J. Patrick Danahy (12)                                                0                                 --

                                       5

William F. Garrett (13)                                         104,910                               1.8%

C. C. Guy (14)                                                    8,185                               (20)

James F. Kane (15)                                               10,139                               (20)

Max Lennon (16)                                                  12,635                               (20)

William H. Hardman, Jr. (17)                                     12,261                               (20)

Donald C. Walker (18)                                             7,497                               (20)

All current directors and executive officers
as a group (9 Persons) (19)                                   1,119,670                              19.0%


     (1) This information is based on a Schedule 13D filed on May 19, 2003 with the Securities and Exchange Commission by Towle & Co. ("Towle") with respect to the Company's common stock. Towle reported that it had sole voting and dispositive power with respect to 233,000 of the shares shown and no voting power but shared dispositive power as to 461,765 of the shares shown.

     (2) This information is based on a Schedule 13G/A filed on January 30, 2003 and a Schedule 13F filed on August 13, 2003 with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI") with respect to the Company's common stock. In the Schedule 13G/A, FRI reported that, with respect to the Company's common stock, the shares shown in the table above were beneficially owned by one or more closed-end investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the investment advisory subsidiary(ies) have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC. (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares shown in the table above and indicate that they are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended.

     (3) This information is based on a Schedule 13G filed on February 28, 2003 and on a Schedule 13F-HR filed on August 14, 2003 with the Securities and Exchange Commission by Berno Gambal & Barbee, Inc. ("BGB") with respect to the Company's common stock. In the Schedule 13G, BGB reported that, with respect to the Company's common stock, the shares shown in the table above were beneficially owned by BGB, William S. Berno ("Berno"), Paul Gambal ("Gambal") and Scott L. Barbee ("Barbee"). The Schedule 13F-HR reported that BGB has sole investment discretion as to all of the shares and sole voting power as to 428,700 of the shares. Additionally, the Schedule 13G reported that Mr. Gambal holds sole investment and voting power as to 3,750 shares and Mr. Barbee holds sole investment and voting power as to 30,000 shares.

     (4) This information is based on a Schedule 13G/A filed on February 12, 2003 and on a Schedule 13F-HR filed on August 8, 2003 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional") with respect to the Company's common stock. Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares shown. The amendment reports that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts, that all of the shares of the Company's common stock were owned by such investment companies or investment vehicles, that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company or investment vehicle client owned more than 5% of the outstanding shares of the Company's common stock.

     (5) Mr. Maddrey is a director of the Company and was its President and Chief Executive Officer until June 2000. The number of shares shown as beneficially owned by Mr. Maddrey includes 107,867 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership.

     (6) This information is based on a Form 4 filed by Mr. Rainsford on March 2, 2001 with the Securities and Exchange Commission with respect to the Company's common stock. Mr. Rainsford was a director of the Company until September 14, 2000 and until October 1, 1999 was the Executive Vice President, Treasurer and Chief Financial Officer of the Company.

     (7) Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Mr. Mickel includes 91,412 shares directly owned by him, 717 shares held by him as custodian for a minor and all of the 310,158 shares owned by Micco Corporation. Mr. Mickel disclaims beneficial ownership of the shares held by him as custodian for a minor and 75% of the shares owned by Micco Corporation. See Note (8).

     (8) Micco Corporation owns 310,158 shares of the Company's common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel, who are also officers and directors of Micco Corporation. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Each of the four Mickel family members disclaims beneficial ownership of 75% of the shares of the Company's common stock owned by Micco Corporation. See Notes (7), (9), (10) and (11).

     (9) The number of shares shown as beneficially owned by Minor H. Mickel includes 84,354 shares directly owned by her and all of the 310,158 shares owned by Micco Corporation. Ms. Mickel disclaims beneficial ownership of 75% of the shares owned by Micco Corporation. See Note (8).

     (10) The number of shares shown as beneficially owned by Minor M. Shaw includes 65,557 shares owned by her directly, approximately 256 shares beneficially owned by her husband through an individual retirement account, and all of the 310,158 shares owned by Micco Corporation. Ms. Shaw disclaims beneficial ownership of the shares owned by her husband and 75% of the shares owned by Micco Corporation. See Note (8).

     (11) The number of shares shown as beneficially owned by Charles C. Mickel includes 63,174 shares owned by him directly, 877 shares owned by him as custodian for his children, 25 shares owned by his wife and all of the 310,158 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership of the shares owned by his wife, the shares owned by him as a custodian for his children and 75% of the shares owned by Micco Corporation. See Note (8).

     (12) J. Patrick Danahy is a director of the Company.

     (13) William F. Garrett is President and Chief Executive Officer and a director of the Company.

     (14) C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 1,242 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

     (15) Dr. Kane is a director of the Company but is retiring at the Annual Meeting. A portion of the shares shown as beneficially owned by him are held in a Keogh account or an IRA account.

     (16) Dr. Lennon is a director of the Company.

     (17) William H. Hardman, Jr. is Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

     (18) Donald C. Walker is Vice President, Controller and Assistant Secretary of the Company.

     (19) Includes all shares deemed to be beneficially owned by any current director or executive officer.

     (20) Less than one percent.



                               EXECUTIVE OFFICERS

     The following provides certain information regarding the current executive officers of the Company.

NAME AND AGE                       POSITION

William F. Garrett (62)            President and Chief Executive Officer (1)


William H. Hardman, Jr. (62)       Vice President, Chief Financial Officer,
                                   Secretary and Treasurer (2)

Donald C. Walker (59)              Vice President, Controller
                                   and Assistant Secretary (3)


     (1) See information under "Election of Directors."

     (2) William H. Hardman, Jr. was Vice President of Administration for Delta Mills Marketing Company, a division of a subsidiary of the Company, from 1986 until June of 2000 when he was elected Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

     (3) Donald C. Walker was Controller of Delta Mills Marketing Company, a division of a subsidiary of the Company, from 1987 until June 2000 when he was elected Vice President, Controller and Assistant Secretary of the Company.

     The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for the fiscal years ended June 28, 2003, June 29, 2002, and June 30, 2001 respecting the compensation earned by the current Chief Executive Officer and the other current executive officers who earned salary and bonus in fiscal 2003 in excess of $100,000. All of these persons are referred to collectively as the "Named Executives."


                                      SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                       ANNUAL COMPENSATION COMPENSATION   COMPENSATION
                                    ------------------------------------ ----------------
                                                                             AWARDS
                                                                         ----------------
                                                               OTHER                        ALL
                                                              ANNUAL       SECURITIES      OTHER
                                                              COMPEN-      UNDERLYING     COMPEN-
NAME AND                              SALARY      BONUS       SATION        OPTIONS       SATION
PRINCIPAL POSITION           YEAR     ($)(A)    ($)(A)(B)     ($)(C)          (#)           ($)
----------------------------------------------------------------------------------------------------------

William F. Garrett           2003      624,519    150,000(d)     66,517             0       111,332(f)(i)
   President & Chief         2002      584,616    210,000(d)     56,982             0        80,103
   Executive Officer         2001      500,000    650,000(d)     43,746       243,750(e)     42,954

William H. Hardman, Jr.      2003      224,383          0         2,463             0        25,356(g)(i)
   Vice President, Chief     2002      210,000     23,000         2,507             0        16,358
   Financial Officer,        2001      200,000     20,000         3,593        24,902(e)      7,401
   Treasurer & Secretary

Donald C. Walker             2003      144,122          0         1,368             0        10,304(h)(i)
   Vice President,           2002      136,500     15,000         1,144             0         7,511
   Controller &              2001      130,000     13,000         1,642        17,075(e)      4,338
   Assistant Secretary

     (a) The amounts shown in this column include sums the receipt of which has been deferred pursuant to the Company's 401(k) Plan (the "401(k) Plan") or the Company's deferred compensation plan (the "Deferred Compensation Plan").

     (b) Amounts in this column are cash bonuses paid to reward performance. Bonuses are recorded in the above table in the fiscal year for which they were earned, though such bonuses are actually paid in the following fiscal year.

     (c) The amounts in this column were cash tax assistance paid by the Company in connection with the vesting of awards under the Company's Incentive Stock Award Plan adopted in 2000 (the "2000 Incentive Stock Award Plan") and were in each case approximately sufficient to pay the participant's federal and state income taxes attributable to both the vesting of the award and the related cash tax assistance payment itself. The tax assistance related to the vesting of these awards is earned, and recorded above, in the year the award vested though such amounts are actually paid in the following fiscal year. When an award vests, the recipient must pay a $.01 per share exercise price in order to receive the stock subject to the award and the related tax assistance. The amount for Mr. Garrett also includes tax assistance related to certain non-deductible expenses paid by the Company that are reported as income for Mr. Garrett.

(d) Includes $150,000 as the second, third or fourth of seven payments constituting a special bonus for prior service and as an incentive to remain in the employment of the Company. If Mr. Garrett remains in the service of the Company for the full payment period, the total special bonus will be $1,000,000.

(e) For purposes of this table,  awards under the Company's 2000 Incentive Stock

Award Plan are treated as options. Share numbers are adjusted for the 4:1 reverse stock split of February 5, 2002.

     (f) The fiscal 2003 amount represents $5,769 contributed by the Company to the 401(k) Plan for Mr. Garrett with respect to his compensation deferred under the 401(k) Plan, $12,808 contributed by the Company to the Deferred Compensation Plan for Mr. Garrett with respect to his compensation deferred under the Deferred Compensation Plan, and $92,755 earned on Mr. Garrett's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (g) The fiscal 2003 amount represents $5,453 contributed by the Company to the 401(k) Plan for Mr. Hardman with respect to his compensation deferred under the 401(k) Plan, $1,278 contributed by the Company to the Deferred Compensation Plan for Mr. Hardman with respect to his compensation deferred under the Deferred Compensation Plan, and $18,625 earned on Mr. Hardman's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

     (h) The fiscal 2003 amount represents $4,324 contributed by the Company to the 401(k) Plan for Mr. Walker with respect to his compensation deferred under the 401(k) Plan and $5,980 earned on Mr. Walker's deferred compensation at a rate in excess of 120% of the Federal mid-term rate.

      (i) The 401(k) Plan allocation shown for the fiscal year was allocated to the participant's account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant's compensation during the prior fiscal year.

     The amounts shown in the table above do not include reimbursement by the Company or its subsidiaries for certain automobile expenses, club memberships and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed the lesser of $50,000 or 10% of the Named Executive's total salary and bonus.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

     The following table provides certain information respecting the exercise by any Named Executive during fiscal 2003 of awards granted under the Company's 2000 Incentive Stock Award Plan and the fiscal year end value of any unexercised outstanding awards and options. No named executive exercised any options issued under either the Company's Stock Option Plan adopted in 1990, as amended (the "Old Stock Option Plan") or the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan) in fiscal 2003.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                      SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                     ACQUIRED        VALUE             OPTIONS AT FY-END                    AT FY-END
                    ON EXERCISE     REALIZED                  (#)                              ($)
                                                ------------------------------------------------------------------
      NAME              (#)           ($)        EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------ -------------- ------------- --------------- -------------------------------- -----------------

William F.          15,000 (a)     42,600 (b)    168,750 (c)           0               0                0
Garrett

William H.           1,647 (a)      4,677 (b)     16,667 (c)           0               0                0
Hardman, Jr.

Donald C.              915 (a)      2,599 (b)     12,500 (c)           0               0                0
Walker



(a) These represent a portion of the shares covered by an award granted on September 5, 2000 under the 2000 Incentive Stock Award Plan, pursuant to which a participant can acquire shares for $.01 cash per share upon the vesting of the award respecting such shares. Twenty percent of the award vested and was exercised on June 28, 2003.
(b) Based on the closing price of the Company's common stock on June 30, 2003 of $2.85 per share. June 30, 2003 was the next business day following June 28, 2003, the date of vesting of the applicable incentive stock awards and the last day of fiscal year 2003.
(c) Does not include shares outstanding on the last day of fiscal 2003 that failed to vest because performance criteria for the 3-year period ending on the last day of fiscal 2003 were not achieved as measured when the Company filed its fiscal 2003 Annual Report on Form 10-K on September 26, 2003. The number of shares that failed to vest were 30,000 for Mr. Garrett, 3,294, for Mr. Hardman, and , and 1,830 for Mr. Walker.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     In recognition of William F. Garrett's past service to the Company and in order to provide him with an additional incentive to remain with the Company, the Company's board in March 2000 authorized the payment to him of $100,000 in connection with the spin-offs of Delta Apparel, Inc. and Duck Head Apparel Company, Inc. (see "Related Party Transactions" below) and the payment to him of six additional annual payments of $150,000 each, with the first of these annual payments to be made in October 2000. Mr. Garrett will forfeit any of these payments remaining to be made in the event that he voluntarily leaves employment with the Company or such employment is terminated by the Company for cause. Any remaining amounts payable to him under the arrangement will be paid to him in the event of his death or disability or in the event there is a change of control of the Company and he does not remain with the Company.

     Unless otherwise provided by agreement, each of the Company's executive officers is eligible to participate in the Company's severance plan for salaried employees. In the event a covered employee's employment terminates in specified circumstances, this plan provides that the employee will receive severance equal in amount to one week's base salary for each year of service credit, with a minimum of two weeks' base salary.

DIRECTOR COMPENSATION

     For fiscal 2003, the Company paid each director who was not an officer of the Company an annual cash fee of $12,266, plus it purchased Company common stock worth approximately $6,134 for each such director. (Mr. Danahy, who joined the Board of Directors during fiscal 2003 received a pro rata portion of this annual compensation.) Previously, the Company had planned to pay new directors $20,000 in a combination of cash and stock and to increase continuing Director compensation to that amount by fiscal 2005, but in light of current economic conditions, all Board Members will be paid at the fiscal 2003 rate for fiscal 2004. The shares purchased may be newly issued or acquired in the open market for such purpose.

     Each director is also reimbursed for his reasonable travel expenses in attending each meeting. Each non-officer director is paid $500 ($750 for the committee chair) for each committee meeting attended, $250 for each telephonic board and committee meeting in which the director participates, and $500 for each board meeting attended in addition to four quarterly board meetings.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE OR PAST FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND THE COMPENSATION COMMITTEE REPORT BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING UNLESS THE INCORPORATION SPECIFICALLY LISTS THE FOLLOWING PERFORMANCE GRAPH OR COMPENSATION COMMITTEE REPORT.

                                PERFORMANCE GRAPH


Set forth below is a line graph containing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company's common stock with (1) the cumulative total return, assuming dividend reinvestment, on the Standard & Poor's 500 Stock Index and (2) a peer group, constructed by the Company, consisting of three corporations (not including the Company) that are engaged in the manufacture and sale of textile products.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG DELTA WOODSIDE INDUSTRIES, INC., THE S & P 500 INDEX
                           AND A TEXTILES PEER GROUP


                                 [GRAPH OMITTED]


                                                              Cumulative Total Return
                                         -------------------------------------------------------------------
                                             6/98        6/99        6/00        6/01       6/02        6/03



DELTA WOODSIDE INDUSTRIES, INC.            100.00      115.28       41.70       15.31      11.28       13.98
S & P 500                                  100.00      122.76      131.66      112.13      91.96       92.19
TEXTILES PEER GROUP                        100.00       61.35       23.99       15.63       6.50        3.64



* This performance graph assumes that $100 was invested in the common stock of Delta Woodside Industries, Inc. and the comparison groups on June 30, 1998 and that all dividends have been reinvested. The Peer Group is composed of the following companies: Galey & Lord, Burlington Industries, Inc. and Cone Mills Corporation.

Copyright  (c)  2002,   Standard  &  Poor's,  a  division  of  The   McGraw-Hill
Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                      REPORT OF THE COMPENSATION COMMITTEE
                      AND THE COMPENSATION GRANTS COMMITTEE
                            OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee and the Compensation Grants Committee (collectively, the "Committees") of the Board of Directors of the Company sets forth the Committees' policies with regard to compensation of the executive officers of the Company, including the relationship of corporate performance to executive compensation.

EXECUTIVE COMPENSATION POLICIES

     Decisions regarding certain aspects of the compensation of the Company's executive officers are made by the four member Compensation Committee or the two member Compensation Grants Committee of the Board. Each Committee member is a non-employee director. The Committees believe that their respective compensation practices are designed to attract, retain, and motivate key Company executives to achieve short-, medium-, and long-term goals that the Committees believe will enhance the value of the shareholders' investment in the Company. Generally, these objectives are implemented through:

     A.  Cash  bonuses  to  promote  the  achievement  of  specific   short-term
performance goals,

     B. Grants of stock awards under the Company's 2000 Incentive Stock Award Plan to promote the achievement of medium-term goals,

     C. Grants of stock options under the Company's 2000 Stock Option Plan to promote the achievement of long-term goals , and

     D. Payment of base salaries at levels that are competitive with those paid by comparable companies.

     In June of 2002, the Compensation Committee retained an independent consulting firm to provide it with an analysis of the executive compensation practices of comparable companies, which include the peer group of companies shown on the Performance Graph above and Avondale Inc., Unifi Inc. and Dan River Inc. The Compensation Committee and the Compensation Grants Committee considered this analysis in setting their compensation policies for fiscal year 2003.

COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN MR. GARRETT

     The Company's executive officers other than Mr. Garrett are William H. Hardman, the Company's Vice President, Chief Financial Officer, Treasurer and Secretary, and Donald C. Walker, the Company's Vice President, Controller and Assistant Secretary (the "Other Officers"). The Other Officers received compensation for fiscal 2003 that included both fixed and performance-based components consisting of the following elements: base salary, the vesting of awards under the 2000 Incentive Stock Award Plan and the vesting of options under the 2000 Stock Option Plan.

     The Company ordinarily pays a cash bonus for a fiscal year to its Other Officers based on whether certain financial targets determined by the Compensation Committee are achieved. For fiscal 2003, the targets were measured by net income and net income as a percent of sales, and the Company did not achieve the targets. Consequently, no cash bonus was paid to its Other Officers.

     In fiscal 2003, each Other Officer participated in the 2000 Incentive Stock Award Plan. No new awards were made under the plan in fiscal 2003; however, previously outstanding awards granted during fiscal 2001 vested in fiscal 2003. Awards were made under the plan in fiscal 2001 to promote the achievement of medium-term goals. Awards were structured so that twenty percent of each individual's award vested if he remained in service with the Company on the last day of each of fiscal 2001, 2002 and 2003, and up to forty percent of his award vested if the employee remained in service at the end of fiscal 2003 and the Company met specified performance targets respecting average return on capital employed for fiscal 2001, 2002 and 2003 determined on the date the Company filed its Annual Report on Form 10-K for fiscal 2003. While the number of shares covered by any award to an Other Officer was not determined by specific, non-subjective criteria, the determination of such number took into account the level and responsibility of the executive's position, the executive's performance, the executive's compensation and the assessed potential of the executive. Twenty percent of each Other Officer's award vested for remaining in service at the end of fiscal 2003; however, the Company did not meet the average return on capital employed target required for the performance portion of each Other Officer's award to vest.

     In fiscal 2003, each Other Officer also participated in the 2000 Stock Option Plan. No new options were granted under the plan in fiscal 2003; however, previously outstanding options granted in fiscal 2001 vested in fiscal 2003. The purpose of the plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key managers and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company's performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to the Other Officers, no specific, non-subjective criteria were used, but the factors taken into account included the level and responsibility of the executive's position, the executive's performance, the executive's compensation and the assessed potential of the executive. Each option granted under the 2000 Stock Option Plan to an Other Officer provided that the option became exercisable in stages over a period of three years. The final third of the options granted to the Other Officers in fiscal 2001 vested at the end of fiscal 2003.

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The portions of awards under the 2000 Incentive Stock Award Plan that vest solely upon the grantee's continued employment with the Company do not qualify as performance-based compensation under Section 162(m); however, no Other Officer subject to Section 162(m) received in fiscal 2003 aggregate compensation in excess of $1,000,000.

COMPENSATION PAID TO W. F. GARRETT

     The compensation of the Chief Executive Officer includes both fixed and performance-based components. In setting the base salary level for the Chief Executive Officer, the Compensation Committee considers possible bonus awards in addition to base salary and attempts to set the base salary level so that total compensation, including bonuses, will be near to that of the median of chief executive officers of the comparable companies included in the independent consultant's report described above.

     Mr. Garrett was paid a special bonus of $150,000 in October 2002 as the fourth of seven annual installments of an aggregate $1,000,000 bonus awarded by the board in March 2000 to reward Mr. Garrett for prior service and to give him an incentive to remain in the employment of the Company. Mr. Garrett will forfeit any remaining payments in the event that he voluntarily leaves employment with the Company or the Company terminates his employment for cause. Any remaining amounts payable to him under the arrangement will be paid to him in the event of his death or disability or in the event there is a change of control of the Company and he does not remain with the Company. The Company also ordinarily pays a cash bonus for a fiscal year to its Chief Executive Officer based on whether certain financial targets determined by the Compensation Committee are achieved. For fiscal 2003, the targets were measured by net income and net income as a percent of sales, and the Company did not achieve the targets. Consequently, no cash bonus was paid to Mr. Garrett for fiscal year 2003 other than the special bonus described above. For fiscal 2003, the total cash bonus awarded to Mr. Garrett amounted to approximately 24% of his base salary.

     In fiscal 2003, Mr. Garrett participated in the 2000 Incentive Stock Award Plan. No new awards were made to Mr. Garrett under the plan in fiscal 2003; however, previously outstanding awards granted in fiscal 2001 vested in fiscal 2003. Awards were made under the plan in fiscal 2001 to promote the achievement of medium-term goals. Mr. Garrett's award was structured so that twenty percent of his award vested if he remained in service with the Company on the last day of each of fiscal 2001, 2002 and 2003, and up to forty percent of his award vested if he remained in service at the end of fiscal 2003 and the Company met specified performance targets respecting average return on capital employed for fiscal 2001, 2002 and 2003 determined on the date the Company filed its Annual Report on Form 10-K for fiscal 2003. While the number of shares covered by Mr. Garrett's award was not determined by specific, non-subjective criteria, the determination of such number took into account his position and responsibilities, his performance, his compensation and his assessed potential. Twenty percent of Mr. Garrett's award vested for remaining in service at the end of fiscal 2003; however, the Company did not meet the average return on capital employed target required for the performance portion of Mr. Garrett's award to vest.

     In fiscal 2003, Mr. Garrett also participated in the 2000 Stock Option Plan. No new options were granted to Mr. Garrett in fiscal 2003; however, previously outstanding options granted in fiscal 2001 vested in fiscal 2003. The purpose of the plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key managers and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company's performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to Mr. Garrett, no specific, non-subjective criteria were used, but the factors taken into account included his position and responsibilities, his performance, his compensation and his assessed potential. Each option granted under the 2000 Stock Option Plan to Mr. Garrett provided that the option became exercisable in stages over a period of three years. The final third of the options granted to Mr. Garrett in fiscal 2001 vested at the end of fiscal 2003.

     Section 162(m) of the Internal Revenue Code imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Mr. Garrett did not receive compensation for fiscal year 2003 in excess of $1,000,000.

                                             COMPENSATION
    COMPENSATION COMMITTEE                   GRANTS COMMITTEE

     Dr. James F. Kane,  Chair               Dr. James F. Kane,  Chair
     Dr. Max Lennon                          Dr. Max Lennon
     C.C. Guy
     Buck A. Mickel

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The following directors served on the Compensation Committee of the Company's Board of Directors during fiscal 2003: C.C. Guy, Dr. James F. Kane, Dr. Max Lennon and Buck A. Mickel. The following directors served on the Compensation Grants Committee of the Company's Board of Directors during fiscal 2003: Dr. James F. Kane and Dr. Max Lennon.

     C.C. Guy served as Chairman of the Board of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors in 1984 until November 1989. Buck A. Mickel was a Vice President of Old Delta Woodside or its predecessors from the founding of Old Delta Woodside's predecessors until November 1989, Secretary of Old Delta Woodside from November 1986 to March 1987, and Assistant Secretary of Old Delta Woodside from March 1987 to November 1988.


                           RELATED PARTY TRANSACTIONS

RELATIONSHIPS AND TRANSACTIONS WITH DELTA APPAREL AND DUCK HEAD

     During fiscal 2000, the Company spun-off its Delta Apparel Company division and its Duck Head Apparel Company Division by transferring the assets of each division respectively to newly formed subsidiaries Delta Apparel, Inc. ("Delta Apparel") and Duck Head Apparel Company, Inc. ("Duck Head"), or their respective subsidiaries, and then distributing the stock of Delta Apparel and Duck Head to the Company's shareholders in a pro rata stock dividend on June 30, 2000. Duck

Head was acquired by Tropical Sportswear Int'l, Corporation in August 2001. Delta Apparel remains an independent company whose stock is traded on AMEX under the symbol "DLA."

     All of the directors of the Company except for Mr. Danahy are also directors of Delta Apparel and were directors of Duck Head prior to its acquisition. In the event that any material issue were to arise between the Company, on the one hand, and Delta Apparel on the other hand, the directors could be deemed to have a conflict of interest with respect to that issue. Delta Woodside directors and substantial shareholders E. Erwin Maddrey, II and Buck A. Mickel continue to beneficially own substantial percentages of the stock of Delta Apparel. Delta Woodside believes that certain third party substantial shareholders of Delta Woodside common stock are also substantial shareholders of Delta Apparel.

     In connection with the spin-off, Delta Woodside, Delta Apparel and Duck Head entered into a tax sharing agreement as of June 30, 2000. Among other matters, the tax sharing agreement allocated tax liabilities and benefits among the three companies, described each company's rights and obligations relating to tax payments and refunds for periods before and after the spin-off and related matters such as the filing of tax returns and handling of audits and other tax proceedings, and set forth the indemnification arrangements among the three companies with respect to tax matters. The tax sharing agreement provided that Delta Woodside would resolve all disagreements and disputes relating to the agreement.

     At the request of Duck Head, the parties entered into an amendment to the tax sharing agreement as of August 6, 2001. As an inducement to negotiate the amendment, Duck Head agreed to reimburse Delta Woodside for all of its attorneys' fees incurred in connection with the amendment, and William F. Garrett resigned as a director of Duck Head so that Delta Woodside would have an independent director during the negotiation of the amendment. The amendment clarified the rights and obligations of the companies with respect to their respective tax assets and tax liabilities. The amendment also modified the parties' respective indemnification obligations. Under the tax sharing agreement, as amended, Delta Woodside is generally responsible for all taxes with respect to pre-spin-off periods and the spin-off. The amendment further provides that all disputes arising under the tax sharing agreement, as amended, are to be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

OTHER RELATIONSHIPS AND TRANSACTIONS

     Any transaction entered into between the Company and any officer, director, principal shareholder or any of their affiliates has been and will be on terms which the Company then believes comparable to those which would be available to the Company at such time from non-affiliated persons and will be in the future subject to the approval at the time of a majority of the Company's disinterested directors.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     There were no late  filings of reports  for fiscal  year 2003  pursuant  to
Section 16(a) of the Securities Exchange Act of 1934, as amended, except that Messrs. Guy, Lennon, Maddrey and Mickel each filed one Form 4 late pertaining to one transaction and Mr. Danahy's Form 3 required as a result of his appointment as a director was filed late. To the Company's knowledge, Bettis C. Rainsford, the beneficial owner of more than 10% of the Company's outstanding common stock, has neither filed a Form 5 with respect to fiscal year 2003 nor has he certified to the Company in writing that no such Form 5 is required to be filed.

                                     ITEM 2
                   APPROVAL OF DELTA WOODSIDE INDUSTRIES, INC.
                                 2004 STOCK PLAN

     The Board of Directors recommends that the shareholders approve the adoption by the Company of its 2004 Stock Plan (the Stock Plan). On September 24, 2003, the Company's Board adopted the Stock Plan, subject to shareholder approval, at the recommendation of the Compensation Grants Committee of the Board. If shareholders approve the Stock Plan, it will be effective as of September 25, 2003. The Board recommends the Stock Plan because it believes that the Stock Plan will help the Company attract and retain the highest quality individuals for positions of substantial responsibility with the Company and its subsidiaries, provide such individuals additional incentives to promote the success of the Company's business and align the financial interests of such individuals with the interests of the Company's shareholders.

SUMMARY OF THE STOCK PLAN

     The Stock Plan provides that it will be administered by a committee of the Board of Directors composed of two or more non-employee directors who are not eligible to receive awards under the Stock Plan. The Company expects that the Compensation Grants Committee will administer the Stock Plan. The administrating committee will have the discretion to grant restricted stock awards for up to an aggregate maximum of 240,000 shares of the Company's common stock. To the extent that an award is forfeited, any shares subject to the forfeited portion of the award will again become available for issuance under the Stock Plan. As of September 17, 2003, there were 5,892,952 shares of the Company's common stock issued and outstanding, and the closing price of the common stock on that date was $3.12 per share. Shares issued pursuant to awards under the Stock Plan would be in addition to such outstanding shares. Grants made under the Stock Plan are subject to typical provisions preventing dilution in the event of any change in the characteristics of the Company's common stock. The extent and nature of any adjustments to prevent dilution will be determined solely by the administrating committee.

     Officers and other key employees who have made or are in a position to make a significant contribution to the Company as determined by the administrating committee are eligible to receive awards under the Stock Plan. Awards may also be made to an individual under the Stock Plan in connection with the hiring of such individual as an officer or key employee of the Company. Awards may be granted under the Stock Plan only for reasons connected with an individual's employment with the Company or a subsidiary. An employee or prospective employee eligible to participate in the Stock Plan will become a participant only if and when such employee is granted an award. In determining the officers and other key employees to whom awards will be made and the number of shares subject to each award, the administrating committee will take into account the level and responsibility of the individual's position, the individual's performance and assessed potential and such other factors as the administrating committee may deem relevant to the accomplishment of the purposes of the Plan. The Company expects that approximately 30 persons will be eligible to participate in the Stock Plan.

     The administrating committee will determine in its sole discretion which eligible individuals will be granted awards, the number of shares subject to each award, and any other terms and conditions of the awards not otherwise determined by the Stock Plan itself including without limitation vesting conditions and the purchase price, if any, for shares awarded under the Stock Plan. No participant, however, may receive awards for more than 100,000 shares. Unless the administrating committee specifically approves payment by another method, payment of any purchase price will be in cash.

     Forty percent of each award granted will be settled by means of cash payment to the award recipient in lieu of the issuance of shares (a "cash award"). Upon the vesting of a cash award, the Company will pay a participant an amount in cash equal to the number of shares with respect to which the value of the cash award is to be determined, multiplied by the fair market value of the common stock on the vesting date. Upon the payment of a cash award, the aggregate number of shares that may be issued pursuant to awards will be reduced by the number of shares with respect to which the value of the cash award was determined.

     All awards shall be subject to vesting conditions, which may consist of conditions based on continued employment with the Company or its subsidiaries and/or performance-based conditions. Any shares issued under the Stock Plan will be held in escrow by the Company until forfeited or until all vesting conditions with respect to such shares have been satisfied in full. Subject to the terms of the Stock Plan, the specific vesting conditions for each award will be determined by the administrating committee in its discretion. Except as an award may provide otherwise in the case of death, disability or retirement, any vesting conditions based on continued service shall, at a minimum, require continuous employment by a participant with the Company or a subsidiary throughout the vesting period, and such continued employment must also be either
(a) in the same position the participant occupied at the date of grant or (b) in a position of comparable or superior responsibility and authority, as determined by the administrating committee). Leave authorized by the Company or a subsidiary or in accordance with Company policies or applicable law will not be considered to violate the continuous employment requirement.

     Any vesting conditions based on performance will be based on the performance of the Company on a consolidated basis with respect to net income and/or return on assets. The administrating committee will determine the precise goals that must be met for full or partial vesting. In addition, except in the case of death, disability or retirement, any vesting condition based on performance shall require continuous employment by the participant with the Company or a subsidiary throughout the performance period, provided that such continued employment must also be either (a) in the same position the participant occupied at the date of grant or (b) in a position of comparable or superior responsibility and authority, as determined by the administrating committee. Leave authorized by the Company or a subsidiary or in accordance with Company policies or applicable law shall not be considered to violate the continuous employment requirement. If a participant ceases to be employed with the Company or a subsidiary during the performance period due to death, disability or retirement, the participant shall vest, at the end of the performance period, with respect to a portion of such award equal to the portion of the performance period prior to the date on which the participant's employment terminated. Performance vesting conditions may not be amended or modified after they have been set forth in an award agreement.

     Upon a change of control (as defined in the Stock Plan) all outstanding awards, to the extent not vested, immediately will become fully vested. A participant may not transfer shares issued under the Stock Plan prior to the fifth anniversary of the date on which the shares first vested.

     In general, upon the vesting of an award a participant will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value, as of the vesting date, of the shares vesting less the amount, if any, paid by the employee for the shares. The corporation generally will be entitled for federal income tax purposes to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Section 162(m) of the Internal Revenue Code limits the corporate tax deduction for compensation paid to certain executives of public companies to $1 million; however, the Company does not expect that Section 162(m) will limit the Company's deduction with respect to awards under the Stock Plan because the Company anticipates that either the awards will be structured as "qualified performance-based compensation" exempt from the Section 162(m) limit or the aggregate value of compensation, including awards under the Stock Plan, paid to executives subject to Section 162(m) will not exceed $1 million.

     The administrating committee may at any time amend or terminate the Stock Plan; provided that no amendment may, without approval of the shareholders of the Company, increase the total number of shares covered by the Stock Plan (except for adjustments to prevent dilution in the event of a change in the characteristics of the Company's common stock) or amend the minimum service vesting requirements (requiring continuous service during the vesting period) or the restriction that performance vesting conditions may not be amended once set forth in an award agreement. In addition, no termination or amendment of the Stock Plan may adversely affect any award previously made to a participant under the Stock Plan without the consent of the participant.

     The Stock Plan will only become effective if approved by shareholders by September 24, 2004. If not earlier terminated, the Stock Plan will terminate at the end of the Company's 2006 fiscal year. Termination of the Stock Plan will not affect in any manner any award previously made to a participant under the Stock Plan.

GRANTS UNDER THE STOCK PLAN

     As of October 6, 2003, no awards had been made under the Stock Plan and no firm decisions have been made with respect to the allocation of awards under the Stock Plan except that the Company expects that 30% of the stock permitted to be awarded under the Stock Plan will be granted to William F. Garrett, the President, Chief Executive Officer and a director of the Company.



INTEREST OF CERTAIN PERSONS IN THE STOCK PLAN; EFFECT ON EXISTING SHAREHOLDERS

     The Company expects that 30% of the stock permitted to be awarded under the Stock Plan will be granted to William F. Garrett, the President, Chief Executive Officer and a director of the Company, and the balance will be awarded to key members of management, including but not limited to the other Named Executives. Current shareholders will experience dilution in their ownership of the Company's common stock to the extent shares are issued and vest under the Stock Plan.

VOTE REQUIRED TO APPROVE THE PLAN

     The Stock Plan will be approved if (i) a quorum is present at the Annual Meeting, (ii) the total votes cast (both for and against) exceeds half the number of shares outstanding on September 17, 2003, the record date for the Annual Meeting, and (iii) the number of votes cast in favor of the Stock Plan exceeds the number of votes cast against the Stock Plan. Abstentions and broker non-votes will count in determining whether a quorum is present but will not count in determining the total number of votes cast. If an adequate number of votes are cast, abstentions and broker non-votes will not otherwise affect the vote to approve the Stock Plan.

     The Stock Plan is being submitted to the shareholders of the Company for approval because (1) the plan, by its terms, requires such approval prior to September 24, 2004 to become effective and (2) the rules of the New York Stock Exchange require such approval for the shares covered by the plan to be listed. If the plan is not approved by the requisite shareholder vote (described above), it will not become effective and all grants made under the plan will be null and void.

     Approval of the Stock Plan is not contingent on the approval of any other proposal described in this proxy statement.

             THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU
                 VOTE TO APPROVE THE COMPANY'S 2004 STOCK PLAN.

                                     ITEM 3
                         RATIFICATION OF APPOINTMENT OF
                        KPMG LLP AS INDEPENDENT AUDITORS

APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of its Audit Committee, the Board of Directors has appointed KPMG LLP as independent auditors for the Company and its subsidiaries to audit its consolidated financial statements for the year ended July 3, 2004. KPMG LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     The table below and the accompanying footnotes set forth the fees paid by the Company to its independent auditors KPMG, LLP for the periods and in the categories indicated.

AUDIT FEES AND SERVICES                FISCAL 2003          FISCAL 2002

Audit Fees                                $115,000              $99,500
Audit Related Fees                          12,500  (1)          14,000  (1)
Tax Fees                                    92,045  (2)          74,000  (2)
All Other Fees                                   0                    0
                                    ---------------       --------------
TOTAL FEES FOR ALL SERVICES               $219,545             $187,500
                                    ===============       ==============

(1) Audit related fees for both fiscal 2003 and 2002 consisted of fees for employee benefit plan audits and responses to inquiries that arise in the normal course of business related to accounting and auditing pronouncements and SEC rules and regulations.
(2) Tax fees for both fiscal 2003 and 2002 consisted of fees for preparation of returns and estimates, responding to miscellaneous state notices, research of tax matters, and preparation of prior year amended returns.

     The Company's Audit Committee has not yet adopted the pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X; however, since May 6, 2003, the Company's Audit Committee has approved all services of KPMG, LLP prior to the rendering of these services.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
       VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

                              FINANCIAL INFORMATION

     THE COMPANY'S FISCAL 2003 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 6, 2003. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF SEPTEMBER 17, 2003, AND TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER OR PERSON, A COPY OF SUCH FISCAL 2003 ANNUAL REPORT OR THE COMPANY'S FISCAL 2003 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO DELTA WOODSIDE INDUSTRIES, INC., POST OFFICE BOX 6126, GREENVILLE, SOUTH CAROLINA 29606, ATTENTION: WILLIAM H. HARDMAN, VICE PRESIDENT, TREASURER AND SECRETARY.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE OR PAST FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE AUDIT COMMITTEE REPORT BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING, UNLESS SUCH REPORT IS SPECIFICALLY LISTED IN THE INCORPORATION BY REFERENCE.

     The Audit Committee is responsible for the duties set forth in its charter (which is attached as Appendix A to this Proxy Statement) but is not responsible for either the preparation or the auditing of the financial statements. The Company's management has the responsibility for preparing the financial statements and implementing internal controls, and the Company's independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Board of Directors adopted a written Audit Committee Charter on February 17, 2000, a copy of which is included as Appendix A to this Proxy Statement. All members of the Audit Committee are independent as defined in
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The  Audit   Committee  has  reviewed  and  discussed  with  the  Company's management and the Company's independent auditors the audited financial statements of the Company contained in the Company's fiscal 2003 Annual Report. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees") and has discussed with the Company's independent auditors such independent auditors' independence.

     Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company's fiscal 2003 Annual Report be included in that report, which is incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003, filed with the U.S. Securities and Exchange Commission.

                                 AUDIT COMMITTEE

      C. C. Guy, Chair           Dr. Max Lennon          Dr. James F. Kane

                             SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $5,000 plus reasonable out-of-pocket expenses.


                          PROPOSALS OF SECURITY HOLDERS

     Any shareholder of the Company who desires to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company's proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before June 8, 2004. Pursuant to the requirements of the Company's bylaws, if a shareholder of the Company desires to present a proposal at the 2004 Annual Meeting of Shareholders that will not be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than July 9, 2004 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.


                                         W. H. Hardman, Jr., Secretary

Greenville, South Carolina
October 6, 2003

                                                                      Appendix A

                         DELTA WOODSIDE INDUSTRIES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


1.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body and the public; the Company's system of internal controls regarding finance, accounting and legal compliance and ethics; and the Company's auditing, accounting and financial reporting procedures generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company's policies, procedures and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Company's independent accountants and internal auditing department. The Company's independent accountants are ultimately accountable to the Audit Committee and the Board of Directors, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (subject to ratification of the selection of outside auditors by the Company's stockholders).

         Provide  an  open  avenue  of   communication   among  the  independent
         accountants, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities set forth in Section IV of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director and free from any relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. In addition, each member of the Committee must satisfy the restrictions of the New York Stock Exchange concerning such membership. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the meeting of the Board that occurs on the date of the Company's annual stockholders' meeting, and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least four times a year or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups or individuals believes should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4. (below)

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and reassess the adequacy of this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review the regular  internal  reports to management  prepared by the internal
auditing   department  and  any  letters  of  the  independent   accountants  to
management, and management's response thereto.

4. Review with financial management and the independent accountants each 10-Q prior to its filing. The Chair may represent the entire committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the outside auditors, consider the independence and effectiveness of the outside auditors and approve the fees and other compensation to be paid to the outside auditors. The Committee shall ensure that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the outside auditors and the Company. The Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Committee has the responsibility to recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

6. Review and evaluate the performance of the independent accountants and, when circumstances warrant, recommend to the Board the replacement of the independent accountants.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

8. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

PROCESS IMPROVEMENT

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to the required information.

13. Review any significant disagreement among management and the independent accountants or internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial accounting practices, as previously approved by the Audit Committee, have been implemented. The appropriate time of this review shall be decided by the Committee.

ETHICAL AND LEGAL COMPLIANCE

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce the Code.

16. Review management's monitoring of the Company's compliance with the Company's Ethical Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

17. Review the activities, organizational structure and qualifications of the internal audit department.

18. Review with the Company's counsel legal compliance matters including corporate securities trading policies.

19. Review with the Company's counsel any legal matter that could have a material impact on the Company financial statements.

20. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


Adopted by Board of Directors on February 17, 2000.

                                                                      Appendix B


                        DELTA WOODSIDE INDUSTRIES, INC.

                 [DELTA WOODSIDE INDUSTRIES, INC. LOGO OMITTED]

                 PLEASE SIGN PROXY CARD ON REVERSE SIDE, DETACH
                  AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE

 ------------------------------ Fold and Detach Here -------------------------

                                      PROXY

                         DELTA WOODSIDE INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 6, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         DELTA WOODSIDE INDUSTRIES, INC.

         The undersigned shareholder of Delta Woodside Industries, Inc. (the "Company"), as a shareholder of record as of the close of business on September 17, 2003, revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held November 6, 2003 and the Proxy Statement, each dated October 6, 2003, and appoints William F. Garrett, President and Chief Executive Officer, W.H. Hardman, Jr., Vice President, Chief Financial Officer, Treasurer and Secretary, Donald C. Walker, Vice President and Controller, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Union League Club, Mary Murray Room, 38 East 37th Street, New York, New York at 11:00 a.m. on Thursday, November 6, 2003 (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth below:

1.  Election of Directors

    |_| FOR all nominees listed below               |_|  WITHOLD AUTHORITY to vote
        (except as marked to the contrary below).        for all nominees listed below.

          Messrs. J.P. Danahy, W.F. Garrett, C.C. Guy, M. Lennon,
          E.E. Maddrey, II,  B.A. Mickel

          (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below).

--------------------------------------------------------------------------------

2. Proposal to approve the Company's 2004 Stock Plan.

              |_|   FOR          |_|   AGAINST              |_|   ABSTAIN

3. Proposal to ratify the selection of KPMG LLP as the independent auditors of Delta Woodside Industries, Inc. for fiscal year 2004.

              |_|   FOR          |_|   AGAINST              |_|   ABSTAIN

4. At their discretion, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the Annual Meeting.

                                                                          (Over)




  -------------------------------- Fold and Detach Here -----------------------

         The Board of Directors recommends a vote FOR all of the nominees for director listed in item number 1 on the reverse side of this Proxy, a vote IN FAVOR OF proposal number 2 on the reverse side of this Proxy and a vote IN FAVOR OF proposal number 3 on the reverse side of this Proxy.

         This Proxy, when properly executed, will be voted as specified above by the undersigned shareholder. If no specification is made, this Proxy will be deemed to grant authority to vote, and will be voted, for election of the nominees for director listed on the reverse side of this Proxy and for approval of proposals number 2 and 3.


     PLEASE SIGN AND DATE PROXY BELOW, DETACHAND RETURN IN SUPPLIED ENVELOPE


                           Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                           -----------------------------------------------------


                           ----------------------------------- (if held jointly)
                           (Print name(s) on certificate)


                           Please sign your name:


                           -----------------------------------------------------
                           Signature (title, if any)

                           -----------------------------------------------------
                           Additional Signature (if held jointly)

                           Date:
                                 -----------------------------------------------


                    (JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME.)